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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60781, 333-96097, and 333-82682) of UniFirst
Corporation of our report dated March 28, 2003, except for Notes 3 and 14, as to which the dates are November 14, 2003 and September 2, 2003, respectively, relating to the financial statements of Textilease Corporation and Subsidiaries, which appears in the Current Report on Form 8-K/A of UniFirst Corporation dated December 18, 2003.



/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
December 18, 2003